Greenwave is continuing to position itself as one of the most robust metal recycling companies on the East Coast, supplying steel and other recycled metals to some of the nation's leading steel mills and foundries.

During the six months ended June 30, 2023, Greenwave:

- **APPROXIMATELY $18.45 MILLION IN REVENUE**
- **POSITIVE CASHFLOWS FROM OPERATIONS OF APPROXIMATELY $1.23 MILLION**
- **$15 MILLION PRIVATE PLACEMENT CLOSED AUGUST 1,2023**
- **APPROXIMATELY $42.4 MILLION IN ASSETS AS OF JUNE 30, 2023**

We believe there will continue to be aggressive consolidation in this industry, as demonstrated by the recent buyout offer of U.S. Steel (NYSE:X). We continue to execute on our strategic business objective – expanding our operations, increasing volumes, and growing our revenues – and believe Greenwave is one of the most unique and compelling companies in the metal recycling industry.



SHAREHOLDER UPDATE

AUTUMN 2023

GREENWAVE TECHNOLOGY SOLUTIONS, INC.

NASDAQ: GWAV

CHAIRMAN'S LETTER



GREENWAVE'S METAL RECYCLING FACILITIES


Albemarle
Sound
Pamlico Sound

Dear Shareholders,

I'm excited to report that Greenwave generated positive cashflows from operations of approximately $1.23 million during the six months ended June 30, 2023, the most cashflows the Company has ever generated from operating activities. We also generated the second highest revenues for a six month period ever -- approximately $18.45 million – during the six months ended June 30, 2023.

In July 2023, we commenced operation of a downstream processing system at our Kelford, NC facility and we expect revenues generated by our downstream processing system could exceed $1 million per month by the end of 2023. The downstream system recovers millimeter-minus pieces of metal from Greenwave's automotive shred residue or "fluff" as it is known in the industry.

I'm also pleased to share the Company has completed the installation of our second automotive shredder at our Carrollton facility to process cars, household appliances and industrial products. The shredder is expected to commence operation as soon as the electrical infrastructure is completed, Which we expect will be this quarter and could double the Company's ferrous metal processing capacity. By selling our ferrous metal as shredded rather than unshredded, Greenwave generates approximately 33% more revenue with profit margins in excess of 60%.

The completion of Greenwave's second automotive shredder concludes our multi-year capex cycle, under which the Company has invested more than $15 million in its infrastructure and equipment over the past 18 months. The goal of our 2022-2023 capex cycle was to double our ferrous metal processing capacity from fiscal 2022 levels and result in the Company having the infrastructure to accretively scale to over 20 metal recycling facilities.

Further, Greenwave recently opened our Cleveland metal recycling facility which is currently generating revenues of approximately $100,000 per month. In our experience, it typically takes 9 to 12 months before a newly opened facility reaches its full volume and revenue potential as we optimize operations, inform the community our facility is open, and for local businesses and individuals to get in the routine of bringing their metal recycling to our facility.

Greenwave has been installing a shear baler at our Cleveland facility which is expected to commence operations within the next two weeks, which will significantly increase the amount of metal the Cleveland facility can purchase, process, and sell. The Company's Cleveland facility also has access to the adjoining railroad to easily transport the scrap metal it processes to steel mills and foundries. Hundreds of local businesses and individuals are accustomed to selling their metal scrap to facilities in the same vicinity on a regular basis. Given these factors, Greenwave expects the monthly revenue generated by its Cleveland facility will ramp to over $500,000 per month in 2024.

I believe we are at an inflection point in Greenwave's growth trajectory. With the downstream processing system now online and new infrastructure set to come online in the coming weeks, we believe Greenwave's revenue growth will accelerate going into 2024, in addition to increasing profit margins.

Greenwave is executing on all fronts and we're looking forward to an exciting rest of 2023 and 2024. Thank you for your continued trust and support. We look forward to reporting back on our progress.

Regards,



Danny Meeks
Chairman and Chief Exectutive Officer
Greenwave Technology Solutions, Inc.

Environmental Benefits

It important to note the significant environmental benefits of recycling steel. Unlike plastics and other materials, steel is able to be melted and re-cast countless times as it has no structural memory [1]. Recycling steel, rather than using virgin materials, cuts CO2 emissions by approximately 75% while utilizing approximately 70% less energy [1]. Currently, two out of every three tons of steel produced comes from recycling, up from one out of every ten tons in 1980 [2].

1. https://www.recyclemetals.org/about-metal-recycling/cool-facts.html
2. https://www.newyorker.com/magazine/2008/01/14/american-scrap

GREENWAVE'S COMPETITIVE ADVANTAGE

With one of the only downstream processing systems in its region capable of recovering millimeter-minus type metals, Greenwave is expected recover significant ammounts of zorba, copper and other metals. Further, its second automotive shredder, which is expected to come online this quarter, in anticipated to double Greenwave's ferrous metal processing capacity.

These systems give Greenwave the infrastructure necessary to significantly grow its dealer scrap product line, increase its recovery yields of copper, aluminum, brass and stainless steel, and continue to scale its operations.

$33.98
Million Greenwave's 2022 Revenue

13
Locations

25,000+
Shareholders

144
Employees as of August 12,2023


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U.S. Steel Turns Down $7.3 Billion Offer From Cleveland-Cliffs, Explores Alternatives – Potential Upside For Greenwave Technology Solutions?
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This brochure is being provided for informational purposes only and does not constitute an offer to sell or a solicitation of an offer to purchase any of Greenwave Technology Solutions, Inc.'s (the "Company" or "Greenwave") securities. This brochure is not intended, nor should it be distributed, for advertising purposes, nor is it intended for broadcast or publication to the general public. Any such offer of the Company's securities will only be made in compliance with applicable state and federal securities laws pursuant to a prospectus or an offering memorandum and related offering documents which will be provided to qualified prospective investors upon request.

This brochure contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are identified by the use of the words "could," "believe," "anticipate," "intend," "estimate," "expect," "may," "continue," "predict," "potential," "project" and similar expressions that are intended to identify forward-looking statements. All forward-looking statements speak only as of the date of this presentation. You should not place undue reliance on these forward-looking statements. Although we believe that our plans, objectives, expectations and intentions reflected in or suggested by the forward-looking statements are reasonable, we can give no assurance that these plans, objectives, expectations or intentions will be achieved. Forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from historical experience and present expectations or projections. Actual results may and are likely to differ materially from those in the forward-looking statements and the trading price for our common stock may fluctuate significantly. Forward-looking statements also are affected by the risk factors described in our filings with the U.S. Securities and Exchange Commission. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.